SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

                        Date of Report: September 2, 2004

                              Synergy Brands, Inc.
             (Exact name of registrant as specified in its charter)

Delaware                            0-19409                   22-2993066
(State of incorporation)     (Commission File No.)           (IRS Employer
                                                            Identification No.)

                1175 Walt Whitman Road, Melville, New York 11747
               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (631) 424-5500

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the FOrm 8-K Filing is intended to simultaneously satisfy the filing obligaitons of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers.

Effective September 1, 2004 Mitchell Gerstein resigned as a director on the Board of Directors of Synergy Brands Inc. Mr. Gerstein's resignation was not because of any disagreement with the registrant on any matter relating to the registrant's operations, policies or practices. In light of the recent resignation of Michael Ferrone from the registrant's Board of Directors, to maintain the majority independent status imposed upon the Board it was suggested that Mr. Gerstein resign and at his choosing did so to again reinstate such majority independent status. In light of Mr. Gerstein's resignation and the recent resignation also of Michael Ferrone from the registrant's Board of Directors, the registrant has implemented a reduction in the composition of the registrant's Board of Directors to seven (7) seats rather than seek replacements for Mr. Ferrone and Mr. Gerstein. The registrant's Audit Committee has had two vacancies which have now been filled by Messers Frank Bellis Jr. and Joel Sebastian both of whom the registrant believes meet the independence standards established by the SEC and NASDAQ. Mr. Gerstein does not serve on any Board Committee but is the registrant's CFO and Corporate Secretary.


There are no exhibits





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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              Synergy Brands, Inc.

                              By: /s/ Mair Faibish
                                  ----------------
                                      Mair Faibish
                             Chairman of the Board

                            By: /s/ Mitchell Gerstein
                                ---------------------
                                    Mitchell Gerstein
                              Chief Financial Officer

Dated: September 2, 2004